Exhibit 99.1
FOR IMMEDIATE RELEASE
COMPANY PRESS RELEASE
ROCKWELL MEDICAL TECHNOLOGIES, INC. ANNOUNCES $22 MILLION REGISTERED DIRECT OFFERING
Wixom, Michigan, September 30, 2009 – Rockwell Medical Technologies, Inc. (Nasdaq: RMTI) announced today that it has obtained commitments from institutional investors to purchase an aggregate of 2,840,000 shares of Rockwell’s common stock and warrants to purchase up to 1,079,200 shares of common stock in a registered direct offering for gross proceeds of approximately $22.0 million, before deducting placement agents’ fees and estimated offering expenses. The purchase price per unit, consisting of one share and a warrant to purchase 0.38 shares, is $7.75. The warrants will have a five-year term from the date of issuance, will be exercisable beginning six months after the date of issuance, and will be exercisable at a price of $9.55 per share.
The securities described above are being offered directly by Rockwell pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (File No. 333-160791). Rockwell anticipates that the net proceeds from the offering of approximately $20.5 million will be used for general corporate purposes, which may include funding of clinical trials and regulatory activities for soluble ferric pyrophosphate, our licensed drug therapy for the delivery of iron supplementation for anemic dialysis patients, and other research and development expenses, and general and administrative expenses. The closing of this offering is expected to occur on or about October 5, 2009, subject to satisfaction of customary closing conditions.
JMP Securities LLC served as lead placement agent and Wedbush Securities Inc. served as co-placement agent for the offering. Copies of the prospectus supplement and accompanying base prospectus relating to the public offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov or from Rockwell Medical Technologies, Inc., located at 30142 Wixom Road, Wixom, Michigan 48393 (telephone number: (248) 960-9009), Attn: Thomas E. Klema, Secretary.
This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer of these securities will be solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.
About Rockwell
Rockwell Medical Technologies, Inc. is a leading, innovative manufacturer and developer of renal drug therapies and critical products focused on improving the quality of care for dialysis patients. Rockwell’s products are used to maintain life, removing toxins and replacing nutrients in the dialysis patient’s bloodstream. Rockwell has licensed and is currently developing proprietary renal drug therapies for both iron-delivery and carnitine/vitamin-delivery, utilizing its dialysate as the delivery mechanism. The Company offers the proprietary Dri-Sate® Dry Acid Concentrate Mixing System, RenalPure® Liquid Acid Concentrate, SteriLyte® Liquid Bicarbonate Concentrate, RenalPure® Powder Bicarbonate Concentrate, Blood Tubing Sets, Fistula Needles and a wide range of ancillary dialysis items. Visit Rockwell’s website at www.rockwellmed.com for more information.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When we use words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief, or current expectations, we are making forward-looking statements. While we believe these forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements which are based on information available to us on the date of this release. Because these forward looking statements are based upon estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors which could cause such a difference include, without limitation, the risk factors set forth in the Company’s SEC filings, including its Form 10-Q for the quarter ended June 30, 2009 and its Form 10-K for the year ended December 31, 2008. The forward- looking statements should be considered in light of these risks and uncertainties. We do not undertake, and expressly disclaim any obligation, to update or alter our statements whether as a result of new information, future events or otherwise, except as required by law.
CONTACT: The Trout Group LLC
Investor Contact:
Brian Korb, VP
(646) 378-2923